UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2006

UNITED DOMINION REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado  80129

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events.

On December 13, 2006, Martha R. Carlin, Executive Vice President, Director of Property Operations of United Dominion Realty Trust, Inc. (the “Company”), adopted a pre-arranged trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 and our policies regarding stock transactions by directors, officers and employees.  Shares will be sold under the plan on the open market at prevailing market prices, subject to minimum price thresholds as set forth in the plan.

Rule 10b5-1 allows persons who are not aware of material, non-public information to adopt written, pre-arranged trading plans.  Individuals may use these plans to diversify their investment portfolios over time.  Ms. Carlin, as well as other officers and directors of the Company, may adopt similar plans in the future.  We do not undertake to report Rule 10b5-1 plans that may be adopted by any of our officers or directors in the future, or to report any modifications or termination of any publicly announced plan, except to the extent required by law.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

Date: December 15, 2006	/s/ David L. Messenger
David L. Messenger
Vice President and Chief Accounting Officer